Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

BAIRD 2019 GLOBAL CONSUMER, TECHNOLOGY & SERVICES CONFERENCE

Calabasas Hills, Calif., — May 22, 2019 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it will present at the Baird 2019 Global Consumer, Technology & Services Conference in New York City on June 5, 2019 at 10:15 a.m. Eastern Time.

David Overton, Chairman and Chief Executive Officer, David Gordon, President, and Matthew Clark, Executive Vice President and Chief Financial Officer, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at investors.thecheesecakefactory.com. A replay of the webcast will be available for 30 days following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale, casual-dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 219 restaurants throughout the United States, including Puerto Rico, and Canada, comprised of 202 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; two restaurants under the RockSugar Southeast Asian Kitchen® mark and one restaurant under the Social Monk Asian Kitchen™ mark. Internationally, 21 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2019, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the sixth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

From FORTUNE. ©2019 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

###

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100